Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "ATLAS RESOURCES PUBLIC #19-2010(C) L.P.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF DECEMBER, A.D. 2009, AT 11:45 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

4766286 8100

AUTHENTICATION: 7706887

091111405

DATE: 12-17-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:45 AM 12/17/2009
FILED 11:45 AM 12/17/2009
SRV 091111405 - 4766286 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

- **The Undersigned,** desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
- **First:** The name of the limited partnership is

  ATLAS RESOURCES PUBLIC #19-2010(C) L.P.
- **Second:** The address of its registered office in the State of Delaware is

  110 S. POPLAR STREET, SUITE 101 in the city of

  WILMINGTON, DELAWARE 19801

  The name of the Registered Agent at such address is **ANDREW M. LUBIN**
- **Third:** The name and mailing address of each general partner is as follows:

  ATLAS RESOURCES, LLC

  MANAGING GENERAL PARTNER

  WESTPOINT CORPORATE CENTER ONE

  1550 CORAOPOLIS HEIGHTS ROAD, SUITE 300

  MOON TOWNSHIP, PA 15108
- **In Witness Whereof,** the undersigned has executed this Certificate of Limited Partnership as of December 15, 2009.

By: Atlas Resources, LLC
General Partner

Karen A. Black, Vice President –
Partnership Administration

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ATLAS RESOURCES PUBLIC #19-2010(C) L.P.", CHANGING ITS NAME FROM "ATLAS RESOURCES PUBLIC #19-2010(C) L.P." TO "ATLAS RESOURCES PUBLIC #19-2011(C) L.P.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 2009, AT 11:50 O'CLOCK A.M.

4766286 8100

091149846

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 7730153

DATE: 12-30-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:50 AM 12/30/2009
FILED 11:50 AM 12/30/2009
SRV 091149846 - 4766286 FILE

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Atlas Resources Public #19-2010(C) L.P.

SECOND: Article I of the Certificate of Limited Partnership shall be amended as follows:

First: The name of the limited partnership is:

ATLAS RESOURCES PUBLIC #19-2011(C) L.P.

In Witness Whereof, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 28th day of December 2009.

By: Atlas Resources, LLC
General Partner

Karen A. Black, Vice President – Partnership Administration